EXHIBIT 23.2

                       INDEPENDENT AUDITOR'S CONSENT


     We consent to the use in the Registration Statement and Prospectus of TangibleData, Inc. of our report dated June 5, 2001, accompanying the consolidated financial statements of TangibleData, Inc. contained in such Registration Statement, and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Prospectus.




/s/ Hein + Associates LLP

Hein + Associates LLP

Denver, Colorado
August 22, 2001